Exhibit 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Pinnacle Entertainment, Inc.
(Exact name of obligor as specified in its charter)

Delaware	95-3667491
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

3800 Howard Hughes Parkway
Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip code)
8 5/8 Senior Notes due 2017
and Guarantees of 8 5/8 Senior Notes due 2017
(Title of the indenture securities)

ADDITIONAL REGISTRANTS

State or Other
Jurisdiction of
Exact Name of Registrant	Incorporation or	I.R.S. Employer
as Specified in its Charter	Organization	Identification Number
ACE Gaming, LLC	New Jersey	54-2131351
AREH MLK LLC	Delaware	None
AREP Boardwalk Properties LLC	Delaware	26-4464389
Belterra Resort Indiana, LLC	Nevada	93-1199012
BILOXI CASINO CORP.	Mississippi	64-0814408
Boomtown, LLC	Delaware	94-3044204
Casino Magic Corp.	Minnesota	64-0817483
Casino One Corporation	Mississippi	64-0814345
Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179
Mitre Associates LLC	Delaware	None
OGLE HAUS, LLC	Indiana	31-1672109
PNK (Baton Rouge) Partnership	Louisiana	72-1246016
PNK (BOSSIER CITY), INC.	Louisiana	64-0878110
PNK (CHILE 1), LLC	Delaware	51-0553578
PNK (CHILE 2), LLC	Delaware	51-0553581
PNK Development 7, LLC	Delaware	20-4328580
PNK Development 8, LLC	Delaware	20-4486902
PNK Development 9, LLC	Delaware	20-4328766
PNK Development 13, LLC	New Jersey	20-4330677
PNK (ES), LLC	Delaware	51-0534293
PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452
PNK (Reno), LLC	Nevada	88-0101849
PNK (River City), LLC	Missouri	20-4330736
PNK (SCB), L.L.C.	Louisiana	72-1233908
PNK (ST. LOUIS RE), LLC	Delaware	51-0553585
PNK (STLH), LLC	Delaware	51-0553583
President Riverboat Casino-Missouri, Inc.	Missouri	43-1525395
PSW PROPERTIES LLC	Delaware	None
St. Louis Casino Corp.	Missouri	64-0836600
Yankton Investments, LLC	Nevada	83-0445853

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 24th day of March 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ MELONEE YOUNG
Name:	MELONEE YOUNG
Title:	VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,971,000
Interest-bearing balances	58,139,000
Securities:
Held-to-maturity securities	4,414,000
Available-for-sale securities	48,838,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	85,000
Securities purchased under agreements to resell	51,000
Loans and lease financing receivables:
Loans and leases held for sale	38,000
Loans and leases, net of unearned income	25,990,000
LESS: Allowance for loan and lease losses	475,000
Loans and leases, net of unearned income and allowance	25,515,000
Trading assets	4,711,000
Premises and fixed assets (including capitalized leases)	1,057,000
Other real estate owned	4,000
Investments in unconsolidated subsidiaries and associated companies	915,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	4,991,000
Other intangible assets	1,471,000
Other assets	11,075,000

Total assets	164,275,000

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices	60,985,000
Noninterest-bearing	30,587,000
Interest-bearing	30,398,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	73,119,000
Noninterest-bearing	2,527,000
Interest-bearing	70,592,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,043,000
Securities sold under agreements to repurchase	11,000
Trading liabilities	5,570,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,249,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	4,071,000

Total liabilities	150,538,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,499,000
Retained earnings	5,404,000
Accumulated other comprehensive income	-1,665,000
Other equity capital components	0
Total bank equity capital	13,373,000
Noncontrolling (minority) interests in consolidated subsidiaries	364,000
Total equity capital	13,737,000

Total liabilities and equity capital	164,275,000

     I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
     Thomas P. Gibbons,
Chief Financial Officer
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Robert P. Kelly	Directors
Catherine A. Rein